Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 3 to Registration Statement on Form S-1 of Silk Road Medical, Inc. of our report dated March 1, 2019, except for the effects of the reverse stock split described in Note 1, as to which the date is March 27, 2019 relating to the financial statements and financial statement schedule of Silk Road Medical, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
April 2, 2019

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